EXHIBIT 99(c)
                  INSTRUCTIONS TO REGISTERED HOLDER AND/OR
             BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
                                     OF
                                 HUBCO, INC.

                        7.75% SUBORDINATED DEBENTURES

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated ___________ (the "Prospectus") of HUBCO, Inc. (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the 7.75% Subordinated Debentures due 2004 (the "Old Debentures") held by you for the account of the undersigned.

     The aggregate face amount of the Old Debentures held by you for the account of the undersigned is (fill in amount) $______________.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

/ / TO TENDER the following Old Debentures held by you for the account of the undersigned (insert principal amount of Old Debentures to be tendered, if any): $_______________.

/ / NOT TO TENDER any Old Debentures held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Debentures held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the New Debentures acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New
Debentures, whether or not such person is such holder, (ii) neither the holder of the Old Debentures nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Debentures, (iii) neither the holder nor any such other person is engaged in or intends to participate in a distribution of the
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New Debentures and (iv) neither the holder nor any such other person is an
"affiliate" of this Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Act"), or a broker-dealer. If the tendering holder is a broker-dealer that will receive New Debentures for its own account in exchange for Old Debentures, it represents that the Old Debentures to be exchanged for the New Debentures were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Act in connection with any resale of such New Debentures; however, by so acknowledging and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act,
(b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other actions as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Debentures.



                                   SIGN HERE


Name of beneficial owner(s):__________________________________________________

Signature(s):_________________________________________________________________

Name(s) (please print):_______________________________________________________

Address:______________________________________________________________________

        ______________________________________________________________________

Telephone Number:_____________________________________________________________

Taxpayer Identification
  or Social Security No.:_____________________________________________________

Date:_________________________________________________________________________